Headline: Bill Waltz, President and CEO-Atkore, Announces a Signed Agreement for Prysmian to Acquire Atkore Last September, we announced several actions to improve operational efficiency, enhance focus on Atkore’s electrical portfolio, including products across the Electrical and Safety & Infrastructure business units, and deliver greater value for our shareholders and customers. Shortly thereafter, in November 2025, Atkore announced the Board of Directors would explore a broader range of options, including the potential sale or merger of the whole company. Since that time, a Strategic Review Committee of the Board of Directors has been evaluating outside interests in our business to determine where/how to drive value for our stockholders and position us for success. This morning, we announced that we have entered into an agreement to be acquired by Prysmian, which officially marks the completion of our strategic review process. You can refer to today’s Atkore press release here. Today’s announcement is an exciting achievement that reflects the strength of our team as well as the value of our differentiated portfolio of critical electrical infrastructure products. Importantly, our skilled employees, robust geographic footprint and deep customer relationships are highly attractive to Prysmian as it continues to grow its North American electrical solutions portfolio. If you are not familiar, Prysmian is a leading provider of solutions for energy and digital connections, delivering major electrical transmission projects on land and at sea, modernizing power grids, and unlocking renewable energy, electrification, and digital connectivity worldwide. Prysmian is a public company listed on the Italian stock exchange and recorded 2025 revenues of approximately €20 billion, with 34,000 employees worldwide. Their global headquarters is located in Milan, Italy, and its North American headquarters is in Highland Heights, Kentucky. Atkore is highly complementary to Prysmian, and combining our extensive Regional Service Center network and strong distribution-channel relationships with Prysmian's comprehensive portfolio is expected to create a stronger platform with greater scale and a more comprehensive set of solutions to better serve customers. Additionally, Prysmian’s Mission to “accelerate growth for our clients” and their Values of Passion, Teamplay, Innovation and Belonging align closely with Atkore’s Core Values. Reaching this milestone reflects the dedication and hard work of our employees, and we expect Atkore to benefit from additional opportunities as part of a larger global organization. It is important to recognize that this is just the first step in the process, and it remains business as usual for all of us. The transaction is targeted to close by calendar year end 2026, pending approval by Atkore shareholders, regulatory approvals, and other customary closing conditions. Until then, Atkore and Prysmian remain separate and independent companies. I realize there will be questions regarding today’s announcement. Attached are some initial Frequently Asked Questions. Moving forward, you can also submit your questions via the UKG platform. In addition, we have dedicated a space on Blueprint, where we will address questions and provide updates, as available.

As we look to the weeks and months ahead, it is “business as usual” with each of us continuing to: • Drive improved Safety, Quality, Delivery and Cost • Achieve a high “Say-Do” ratio – delivering upon what we set out to do. • Live our values daily and hold others to those values I’ve said before: I believe in our team and in the opportunities ahead. So, let’s stay focused on what matters -- serving our customers better than anyone. Sincerely, Bill Waltz Atkore President and CEO Additional Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction between Atkore and Prysmian (the “proposed transaction”). In connection with the proposed transaction, Atkore intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). The definitive proxy statement, when available, will be sent or given to the stockholders of Atkore. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement (when available) as well as other filings containing information about Atkore, without charge, at the SEC’s website, http://www.sec.gov. Free copies of the proxy statement, once available, and Atkore’s other filings with the SEC may also be obtained from Atkore. Free copies of documents filed with the SEC by Atkore will be made available on Atkore’s investor relations website at https://investors.atkore.com. Participants in the Solicitation Atkore and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Atkore is set forth in its definitive proxy statement, which was filed with the SEC on December 12, 2025 under the headings “Proposal 1: Election of Directors” and “Executive Officers and Compensation.” Investors may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant materials regarding the proposed transaction when they become available. Forward-Looking Statements Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction, constitutes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such statements are based upon the current beliefs and expectations of the management of Atkore and Prysmian and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements are not guarantees of future performance or outcomes and actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this communication. Discussions of a number of important additional risks and uncertainties are contained in Atkore’s filings with the SEC, including Atkore’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and will be contained in the preliminary proxy statement to be filed by Atkore in connection with the proposed transaction. Neither Atkore nor Prysmian is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.